UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 8, 2007

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

           Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1.	Departure of Director; Election of Director

Effective January 8, 2007, Mark E. Crone resigned as a Director of Dynamic Leisure Corporation (the “Company”). The decision by Mr. Crone to resign from his position was to devote more time in his law practice and was not the result of any material disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 8, 2007, the Board of Directors of the Company (the “Board”) elected David Shapiro as a Director of the Company, effective immediately, to fill the vacancy created by Mr. Crone’s resignation. A copy of the press release announcing Mr. Shapiro’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Shapiro is a member of the Academy of Television Arts and Sciences and presently oversees corporate business and legal affairs for DIC Entertainment, a publicly traded, global brand management company focused on the development, distribution and marketing of intellectual properties. Previously, he was the head of Corporate Projects and Initiatives at LRN, the leading provider of technology-enabled ethics and corporate governance solutions. Prior to joining LRN, Mr. Shapiro was a corporate attorney at Wilson Sonsini Goodrich and Rosati, where he specialized in venture capital financings and mergers and acquisitions for public and private technology companies. Earlier, he served as a prosecutor in the Manhattan District Attorney’s Office.

Mr. Shapiro graduated with honors from Harvard Law School and received a Master’s degree in Public Policy from the Eagleton Institute of Politics and a Bachelor of Arts degree in Politics from Brandeis University, where he graduated Phi Beta Kappa.

In connection with his election to the Board, Mr. Shapiro shall receive cash compensation in the amount of $1,500 for each Board meeting attended in person, and shall be eligible for reimbursement of actual expenses incurred in attending Board meetings. In addition, Mr. Shapiro shall receive stock options to purchase up to 200,000 shares of the Company’s common stock effective January 8, 2007, the date of his appointment to the Board, of which 50,000 shares vested on January 8, 2007 and all remaining shares will vest every ninety (90) days in equal installments thereafter. The exercise price for the stock options is the average of the OTCBB open price and the OTCBB close price on the Over the Counter Bulletin Board (“OTCBB”) on the date of grant. The stock options have an expiration date of January 8, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit

Number	Description

99.1	Press release issued by Dynamic Leisure Corporation, date January 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: January 12, 2007	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President